Exhibit 99.1

CONTACT:
Polaris Industries Inc.
Media Contact:
Kelly Basgen, 763-519-1740
kelly.basgen@polaris.com
or
Investor Contact:
Richard Edwards, 763-513-3477
richard.edwards@polaris.com

Bennett Morgan, President and Chief Operating Officer, Retires from Polaris

MINNEAPOLIS--(BUSINESS WIRE)--May 16, 2016--Polaris Industries Inc. (NYSE: PII) today announced that Bennett Morgan, President and Chief Operating Officer, has retired.

Morgan joined the company in 1987 and took on increasing roles of responsibility, including leading Polaris business units, until he was promoted into his current role in 2005.

“Bennett dedicated his career to growing Polaris into the global powersports leader we are today. We thank Bennett for his significant contributions over the last 29 years and wish him well in his retirement,” said Scott W. Wine, CEO and Chairman of Polaris.

The company does not plan to hire a new President/COO; Wine will assume responsibility for Morgan’s direct reports.

About Polaris

Polaris Industries Inc. (NYSE:PII) is a global powersports leader with annual 2015 sales of $4.7 billion. Polaris fuels the passion of riders, workers and outdoor enthusiasts with our RANGER®, RZR® and POLARIS GENERAL™ side-by-side off-road vehicles; our SPORTSMAN® and POLARIS ACE® all-terrain off-road vehicles; VICTORY® and INDIAN MOTORCYCLE® midsize and heavyweight motorcycles; SLINGSHOT® moto-roadsters; and Polaris RMK®, INDY®, SWITCHBACK® and RUSH® snowmobiles. Polaris enhances the riding experience with parts, garments and accessories sold under multiple recognizable brands, and has a growing presence in adjacent markets globally with products including military and commercial off-road vehicles, quadricycles, and electric vehicles. www.polaris.com